Exhibit 99.1

Globe Specialty Metals Announces Governance Amendments to Business Combination Agreement with FerroAtlántica and $32.5 Million Cash Payment by Combined Companies for Benefit of Globe Shareholders

Globe Shareholders Meeting To Be Adjourned to September 22, 2015

MIAMI, FLORIDA – September 10, 2015 – Globe Specialty Metals, Inc. (NASDAQ: GSM) (“Globe”) announced today that it has amended its business combination agreement with Grupo FerroAtlántica (“FerroAtlántica”) to, among other things, provide additional governance provisions for the benefit of the Globe shareholders. Globe also announced that, subject to certain conditions, a $32.5 million aggregate cash payment would be made by the combined companies for the benefit of the Globe shareholders after completion of the business combination. The amendments to the business combination agreement and the cash payment to the Globe shareholders are made pursuant to a memorandum of understanding (the “MOU”) that outlines the terms of an agreement in principle to settle the pending legal action regarding the business combination. Globe will adjourn to September 22, 2015 its special meeting of shareholders called to approve the business combination in order to provide additional time for shareholders to consider these matters.

As previously announced, on February 23, 2015, Globe entered into a business combination agreement with, among others, Grupo Villar Mir, S.A.U. (“Grupo VM”) and FerroAtlántica, pursuant to which the parties agreed to combine the businesses of Globe and FerroAtlántica under a new holding company to be renamed Ferroglobe PLC (“Ferroglobe”). The business combination agreement was amended and restated on May 5, 2015.

On September 10, 2015, Globe entered into the MOU that outlines the terms of an agreement in principle to settle the consolidated action pending in the Court of Chancery of the State of Delaware (the “Court”) captioned In re Globe Specialty Metals, Inc. Stockholders Litigation. The proposed terms of the settlement are subject to approval by the Court. Pursuant to the amended business combination agreement and the MOU, among other things:

•	An additional designee from GrupoVM’s designees to the Ferroglobe board will be required to qualify as an independent director under applicable NASDAQ rules, bringing the total number of independent directors to five, with the effect that the Ferroglobe board will be comprised of a majority of independent directors.

•	After the fifth anniversary of the business combination, Grupo VM will abstain from voting its Ferroglobe shares with respect to contested elections involving the independent Globe designees to the Ferroglobe board, providing the opportunity for the Ferroglobe public shareholders to nominate and elect independent directors to the Ferroglobe board.

•	Ferroglobe’s articles of association will require that all Ferroglobe shareholders will be offered the same type and amount of consideration per share in any tender offer and will receive the same type and amount of consideration per share in any scheme of arrangement, merger or other business combination that results in a change in control of Ferroglobe, ensuring equal treatment of shareholders.

•	Subject to, among other conditions, completion of the business combination and final approval of the settlement by the Court, the combined companies will pay an aggregate amount of $32.5 million to be distributed pro rata to holders of Globe shares (other than the defendants in the pending actions and certain related persons) as of the close of business on the effective date of the business combination.

Globe intends to prepare, file with the SEC and mail to shareholders a supplement to Globe’s definitive proxy statement to provide additional disclosure regarding the amendments to the business combination agreement and the terms and conditions of the MOU. Accordingly, the special meeting of shareholders originally scheduled for September 10, 2015 and subsequently adjourned to September 11, 2015 will be further adjourned to provide additional time for shareholders to consider the matters described in the supplement to Globe’s definitive proxy statement. The special meeting will be reconvened as scheduled on September 11, 2015, but Globe will not conduct any business other than with respect to the further adjournment of the meeting. The meeting will be adjourned to Tuesday, September 22, 2015 at 9:00 a.m. local time, at 600 Brickell Avenue, Miami, Florida 33131.

Any proxies or votes already submitted by Globe shareholders in connection with the special meeting will remain valid and will be unaffected by the adjournment of the special meeting. There is no need for any shareholder to vote again.

Completion of the business combination remains subject to Globe shareholder approval, regulatory approval and other customary closing conditions. The parties continue to expect the transaction to close in the fourth quarter of 2015.

About Globe

Globe Specialty Metals, Inc. is among the world’s largest producers of silicon metal and silicon-based specialty alloys, critical ingredients in a host of industrial and consumer products. Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers. Globe is headquartered in Miami, Florida. For further information please visit our web site at www.glbsm.com.

About FerroAtlántica

Grupo FerroAtlántica, S. A., is the parent company of a group of businesses in the following four areas: electrometallurgy, energy, mining and photovoltaic solar power. The Group currently operates fifteen production centres, working in the field of electrometallurgy: five in Spain, six in France, one in Venezuela, two in South Africa and one in China. Currently, the Group is a world-leader in the production of silicon metal, a leading producer of ferroalloys in the European Union, a leading independent Spanish producer of hydroelectric energy. Grupo FerroAtlántica, S. A. is wholly owned by Grupo Villar Mir. For more information, visit www.ferroatlantica.es.

Contact Information

For media, please contact:

Cindy Leggett-Flynn

Brunswick Group

clf@brunswickgroup.com

212-333-3810

For investors, please contact:

Joe Ragan

Chief Financial Officer

Globe Specialty Metals

jragan@glbsm.com

786-509-6925

Important Information

Forward-Looking Statements

Certain statements in this communication regarding the proposed transaction, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict(s),” “will,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the timing to complete the proposed transaction, including the receipt of shareholder approval and satisfaction of the other conditions to completion of the transaction; that regulatory approvals required for the proposed transaction may not be obtained on the terms expected or on the anticipated schedule; the possibility that the parties may be unable to successfully integrate Globe’s and FerroAtlántica’s operations and that such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees may be difficult; regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; ability to acquire or renew permits and approvals; and other factors identified in Globe’s periodic reports filed with the SEC. Additional information concerning these and other factors can be found in Globe’s filings with the Securities and Exchange Commission (“SEC”), including Globe’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the registration statement on Form F-4 filed by Ferroglobe. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof and the parties undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction among Globe, Grupo VM, FerroAtlántica and Ferroglobe. In connection with the proposed transaction, Ferroglobe has filed with the SEC a registration statement on Form F-4, which includes a proxy statement of Globe that also constitutes a prospectus of Ferroglobe. Investors and security holders are urged to read the definitive proxy statement/prospectus, which was filed with the SEC by Globe on August 12, 2015, as supplemented on August 26, 2015 and as it may be further supplemented, together with all other relevant documents filed with the SEC, because they will contain important information about the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website, http://www.sec.gov, or for free from Globe by contacting the Corporate Secretary, Globe Specialty Metals, 600 Brickell Avenue, Suite 3100, Miami, FL 33131, telephone: 786-509-6900 (for documents filed with the SEC by Globe) or from Grupo VM by contacting Investor Relations, Torre Espacio, Paseo de la Castellana, 259 D 49a, 28046 Madrid, Spain, +34 91 556 7347 (for documents filed with the SEC by Grupo VM, FerroAtlántica or Ferroglobe).

Participants in Solicitation

Globe, Grupo VM, FerroAtlántica and Ferroglobe and their directors and executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the holders of Globe common stock with respect to the proposed transaction. Information about Globe’s directors and executive officers is set forth in the definitive proxy statement filed in connection with Globe’s 2014 annual meeting of shareholders, which was filed with the SEC on October 27, 2014. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement/prospectus regarding the proposed transaction, which was filed with the SEC on August 12, 2015, as supplemented on August 26, 2015. These documents may be obtained free of charge from the SEC’s website http://www.sec.gov, or from Globe and Grupo VM using the contact information above.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.